Exhibit 23.1

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 13, 2003, except for Note 12, which is as of March 31, 2003, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

s/BDO Seidman, LLP
--------------------------
BDO Seidman, LLP
Philadelphia, Pennsylvania

October 8, 2003